SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 6, 2004

NEWFIELD EXPLORATION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12534 (Commission File Number)	72-1133047 (I.R.S. Employer Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of Principal Executive Offices)

(281) 847-6000
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

     On August 6, 2004, we announced that we had signed an agreement to acquire Inland Resources, a privately held company based in Denver, Colorado. The transaction is valued at $575 million plus working capital and oil inventory at closing, including the assumption of debt and other existing obligations. Through this acquisition, we will acquire an internally estimated 326 billion cubic feet equivalent of proved reserves.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

99.1	Press release issued by Newfield Exploration Company on August 6, 2004.

Item 9. Regulation FD Disclosure

     On August 6, 2004, we issued a press release announcing that we had signed an agreement to acquire Inland Resources, a privately held company based in Denver, Colorado. A copy of the press release is furnished herewith as Exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY
Date: August 6, 2004	By:	/s/ BRIAN L. RICKMERS
Brian L. Rickmers
Controller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Newfield Exploration Company on August 6, 2004.

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